Exhibit 99.1
EXECUTION COPY

AMERICAN GENERAL FINANCE CORPORATION

AMENDED AND RESTATED
CREDIT AGREEMENT
(Five-Year Facility)
dated as of July 14, 2005

$2,125,000,000

BANK OF AMERICA, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A.,
CITIBANK, N.A.,
ABN AMRO BANK N.V.,
BARCLAYS BANK PLC,
BNP PARIBAS,
DEUTSCHE BANK AG,
HSBC BANK USA, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agents

BANC OF AMERICA SECURITIES LLC,
and
CITIGROUP GLOBAL MARKETS INC.,
as Co-Lead Arrangers and Joint Bookrunners

          AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 14, 2005, between AMERICAN GENERAL FINANCE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Indiana (the “Borrower”); each of the lenders signatory hereto (the “Banks”) (including each Person listed under the caption “BANKS” on the signature pages hereto that is not a “Bank” under the Existing Credit Agreement referred to below (each a “New Bank”); and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).
          The Borrower, the banks party thereto (the “Existing Banks”) and the Administrative Agent are parties to a Credit Agreement (Five-Year Facility) dated as of July 18, 2002 (as heretofore amended or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”), providing for, subject to the terms and conditions thereof, the making of loans by the lenders party thereto to the Borrower in an aggregate principal amount not exceeding $1,500,000,000.
          Each of the Existing Banks that is not listed under the caption “BANKS” on the signature pages hereto (collectively, the “Retiring Banks”) will cease being a “Bank” under the Existing Credit Agreement, and each of the New Banks will become a “Bank” under the Existing Credit Agreement as amended and restated by this Agreement, in each case as of the effectiveness of this Agreement as provided herein.
          The parties hereto wish to (a) amend the Existing Credit Agreement in certain respects, to provide for, among other things, (i) the extension of the Commitment Termination Date (as defined in the Existing Credit Agreement) and (ii) an increase in the aggregate principal amount of the Commitments to $2,125,000,000, and (b) restate the Existing Credit Agreement as so amended (the Existing Credit Agreement as so amended and restated, the “Credit Agreement”). Accordingly, the parties hereto agree to amend the Existing Credit Agreement as set forth in Section 2 hereof and to restate the Existing Credit Agreement to read in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is incorporated herein by this reference), as amended by the amendments set forth in Section 2 hereof:
          Section 1. Definitions. Except as otherwise defined herein, terms defined in the Existing Credit Agreement are used herein as defined therein.
          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, the Existing Credit Agreement is hereby amended as set forth below:
          2.01. References in the Existing Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, herein” and “hereof”) shall be deemed to be references to this Agreement.
          2.02. Section 1.01 of the Existing Credit Agreement shall be amended by inserting the following new definitions (to the extent not already included in said Section 1.01) in the appropriate alphabetical locations and by amending the following definitions (to the extent already included in said Section 1.01) to read in their entirety as follows:
     “Assuming Bank” shall have the meaning assigned to such term in Section 2.10 hereof.
     “Bank” and “Banks” are defined in the introduction to this Agreement and shall include any other Person that shall become a party hereto under an agreement entered into pursuant to Section 2.04(c) hereof, Section 2.10 hereof or Section 11.06(b) hereof.
     “Commitment” shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite such Bank’s name on Annex 1 hereto under the caption “Commitment” (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.04, Section 2.10 or Section 11.06(b) hereof).
     “Commitment Increase” shall have the meaning assigned to such term in Section 2.10 hereof.
     “Commitment Increase Date” shall have the meaning assigned to such term in Section 2.10 hereof.
     “Commitment Termination Date” shall mean July 14, 2010; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.
     “date of this Agreement” and “date hereof” shall mean July 14, 2005.
     “Increasing Bank” shall have the meaning assigned to such term in Section 2.10 hereof.
          2.03. Section 2.05(b) of the Existing Credit Agreement shall be amended in its entirety to read as follows:
          “(b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent for account of each Bank a utilization fee, for each day until the Loans made to the Borrower are paid in full that the aggregate outstanding principal amount of the Loans (excluding Money Market Loans) shall equal or exceed 50% of the aggregate Commitments (or at any time following the termination of the Commitments for any reason, the aggregate Commitments in effect immediately prior to such termination), at a rate per annum equal to the Applicable Utilization Fee Rate of the aggregate outstanding principal amount of such Bank’s Loans for such day. Accrued utilization fees (if any) shall be payable on each date facility fees are payable.”

          2.04. Section 2.08(e) of the Existing Credit Agreement shall be amended by inserting after the reference to “Section 2.04(c)” the reference to “or Section 2.10”.
          2.05. The Existing Credit Agreement shall be amended by adding a new Section 2.10 as follows:
     “Section 2.10. Increase of Commitments. The Borrower may, at any time by notice to the Administrative Agent, increase the total Commitments hereunder (each such increase being a “Commitment Increase”) either by having a Bank increase its Commitment then in effect (each an “Increasing Bank”) or by adding as a Bank with a new Commitment hereunder a Person which is not then a Bank (each an “Assuming Bank”) in each case with the consent of the Administrative Agent (not to be unreasonably withheld), which notice shall specify the name of each Increasing Bank and/or Assuming Bank, as applicable, the amount of the Commitment Increase and the portion thereof being assumed by each such Increasing Bank or Assuming Bank, and the date on which such Commitment Increase is to be effective (the “Commitment Increase Date”) (which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date); provided that:
     (i) the minimum amount of the increase of the Commitment of any Increasing Bank, and the minimum amount of the Commitment of any Assuming Bank, as part of any Commitment Increase shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000;
     (ii) immediately after giving effect to any Commitment Increase, the total Commitments hereunder shall not exceed $2,625,000,000;
     (iii) no Default shall have occurred and be continuing on the relevant Commitment Increase Date; and
     (iv) the representations and warranties of the Borrower set forth in Section 7 hereof shall be true and correct on and as of the relevant Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
and provided, further, that no existing Bank shall be required to become an Increasing Bank unless it has delivered to the Administrative Agent the agreement referred to in clause (B) below, and then only for the increased Commitment set forth in such agreement.
     Each Commitment Increase (and the increase of the Commitment of each Increasing Bank and/or the new Commitment of each Assuming Bank, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, of (A) a certificate signed by a duly authorized officer of the Borrower stating that the conditions with respect to such Commitment Increase under this Section have been satisfied and (B) an agreement, in the form of Exhibit G hereto, pursuant to which, effective as of such Commitment Increase Date, the Commitment of each such Increasing Bank shall be increased or each such Assuming Bank, as applicable, shall undertake a Commitment, duly executed by such Increasing Bank or Assuming Bank, as the case may be, and the Borrower and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed agreement from each Increasing Bank and/or Assuming Bank referred to in clause (B) above, together with the certificate referred to in clause (A) above, the Administrative Agent shall give prompt notice of the relevant Commitment Increase to the Borrower and the Banks (including, if applicable, each Assuming Bank). On each Commitment Increase Date the Borrower shall simultaneously (i) prepay in full the outstanding Syndicated Loans (if any) held by the Banks immediately prior to giving effect to the relevant Commitment Increase, (ii) if the Borrower shall have so requested in accordance with this Agreement, borrow new Syndicated Loans from all Banks (including, if applicable, any Assuming Bank) such that, after giving effect thereto, the Syndicated Loans are held ratably by the Banks in accordance with their respective Commitments (after giving effect to such Commitment Increase) and (iii) pay to the Banks the amounts, if any, payable under Section 5.05.”
          2.06. Section 5.06(a)(i) of the Existing Credit Agreement shall be amended by inserting after the reference to “2.04(c)” the reference to “, 2.10”.
          2.07. Section 7.02 of the Existing Credit Agreement shall be amended by replacing (a) in clause (i) thereof, the date “December 31, 2001” with the date “December 31, 2004”, (b) in clause (ii) thereof, the date “March 31, 2002” with the date “March 31, 2005 and (c) in the last paragraph of said Section 7.02, the date “December 31, 2001” with the date “December 31, 2004”.
          2.08. Section 8.10 of the Existing Credit Agreement shall be amended by replacing the number “$1,100,000,000” with the number “$1,800,000,000”.
          2.09. Section 10.09 of the Existing Credit Agreement shall be amended in its entirety to read as follows:
     “10.09 Lead Arrangers and Other Agents. Anything herein to the contrary notwithstanding, the Co-Lead Arrangers and Joint Bookrunners and the Syndication Agents listed on the cover page hereof shall not have any duties or responsibilities under this Agreement, except in their capacity, if any, as a Bank hereunder.”
          2.10. Section 11.04 of the Existing Credit Agreement shall be amended by inserting after the reference to “Section 2.04” the reference to “or Section 2.10”.
          2.11. Section 11 of the Existing Credit Agreement shall be amended by inserting a new Section 11.14 at the end thereof to read as follows:

     “11.14 USA PATRIOT Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Bank may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with said Act.”
          2.12. Annex 1 to the Existing Credit Agreement shall be deleted in its entirety and replaced with Annex 1 hereto, and each reference in the Existing Credit Agreement to “Annex 1” (including any indirect references thereto) shall be deemed to be references to Annex 1 to this Agreement.
          2.13. A new Exhibit G shall be added to the Existing Credit Agreement in the form attached to this Agreement.
          Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Banks that (i) both immediately prior to this Agreement becoming effective and after giving effect thereto, no Default has occurred and is continuing and (ii) the representations and warranties made by the Borrower in Section 7 of the Existing Credit Agreement, after giving effect to the amendments to such representations and warranties contained in this Agreement, shall be true and complete on and as of the Amendment Effective Date (as defined below) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
          Section 4. Conditions Precedent. The amendment and restatement set forth herein (including the amendments set forth in Section 2 hereof) shall become effective as of the date hereof (the “Amendment Effective Date”) upon receipt by the Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent (and, to the extent specified below, to each Bank) in form and substance:
     (a) Execution of this Agreement. One or more counterparts of this Agreement executed by the Borrower, the Administrative Agent and each of the Banks (and, in the case of each Bank not a party to the Existing Credit Agreement, by such Bank’s execution and delivery hereof, such Bank agrees that, as of the Amendment Effective Date, it shall become a “Bank” for all purposes of the Credit Agreement having a Commitment in the amount set forth opposite such Bank’s name in Annex 1 hereto), or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) Opinion. An opinion, dated the Amendment Effective Date, of the General Counsel of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

     (c) Fees and Expenses. Evidence satisfactory to the Administrative Agent that the Borrower shall have paid in full (i) all unpaid principal and interest on any outstanding Loans under the Existing Credit Agreement, (ii) all fees, expenses and any other amounts due and payable in connection with such Loans accrued to the Amendment Effective Date to the Administrative Agent and the Retiring Banks under the Existing Credit Agreement and (iii) all fees and other amounts due and payable by the Borrower on or prior to the Amendment Effective Date in connection with this Agreement.
     (d) Initial Loans. To the extent that, immediately prior to the effectiveness of this Agreement, any Syndicated Loans shall be outstanding under the Existing Credit Agreement, the Borrower shall, as of the Amendment Effective Date, borrow from, and each of the Banks shall make Syndicated Loans to, the Borrower, and the Borrower shall prepay Syndicated Loans held by the Banks under the Existing Credit Agreement in such amounts as shall be necessary so that after giving effect to such Syndicated Loans and prepayments, the Syndicated Loans shall be held by the Banks pro rata in accordance with the amounts of their respective Commitments under this Agreement.
     (e) Other Documents. Such certificates or other documents as the Administrative Agent or special New York counsel to the Administrative Agent may reasonably request.
          Section 5. Retiring Bank. Each Retiring Bank, by its execution and delivery of a counterpart of this Agreement or a written confirmation of the termination of its Commitment under the Existing Credit Agreement, shall, as of the Amendment Effective Date, cease to be a “Bank” under (and, accordingly, shall cease to be a party to) the Existing Credit Agreement, and the Borrower hereby confirms and agrees that, as of the Amendment Effective Date, the Retiring Banks shall have no obligations or liabilities under this Agreement or the Existing Credit Agreement as amended and restated hereby.
          Section 6. Miscellaneous. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

AMERICAN GENERAL FINANCE CORPORATION
By:
Name:
Title:

By:
Name:
Title:

U.S. Federal Tax Identification No: 35-0416090

BANKS BANK OF AMERICA, N.A., Individually and as Administrative Agent
By:
Name:
Title:

CITICORP USA, INC.
By:
Name:
Title:

ABN AMRO BANK N.V.
By:
Name:
Title:

BARCLAYS BANK PLC
By:
Name:
Title:

BNP PARIBAS
By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

UBS LOAN FINANCE LLC
By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION
By:
Name:
Title:

MERRILL LYNCH BANK USA
By:
Name:
Title:

MORGAN STANLEY BANK
By:
Name:
Title:

ROYAL BANK OF CANADA
By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH
By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK
By:
Name:
Title:

THE BANK OF NOVA SCOTIA N.Y. AGENCY
By:
Name:
Title:

THE BANK OF TOKYO — MITSUBISHI, LTD., NY BRANCH
By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC
By:
Name:
Title:

WILLIAM STREET COMMITMENT CORPORATION
By:
Name:
Title:

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH

By:
Name:
Title:

CALYON NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

ING BANK NV
By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD.
By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY
By:
Name:
Title:

THE NORTHERN TRUST COMPANY
By:
Name:
Title:

UFJ BANK LIMITED
By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY
By:
Name:
Title:

MELLON BANK, N.A.
By:
Name:
Title:

BANCO POPULAR DE PUERTO RICO, NEW YORK BRANCH
By:
Name:
Title:

FIFTH THIRD BANK
By:
Name:
Title:

NATIONAL CITY BANK
By:
Name:
Title:

PNC BANK
By:
Name:
Title:

SUNTRUST BANK
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

By:
Name:
Title:

REGIONS BANK
By:
Name:
Title:

BANCA INTESA S.P.A.
By:
Name:
Title:

BRANCH BANKING & TRUST CO.
By:
Name:
Title:

Annex 1
COMMITMENTS

Bank	Commitment ($)
Bank of America, N.A.	105,000,000
Citicorp USA, Inc.	105,000,000
ABN Amro Bank N.V.	87,500,000
Barclays Bank PLC	87,500,000
BNP Paribas	87,500,000
Deutsche Bank AG, New York Branch	87,500,000
HSBC Bank USA, National Association	87,500,000
JPMorgan Chase Bank, N.A.	87,500,000
Wachovia Bank, National Association	87,500,000
UBS Loan Finance LLC	87,500,000
Credit Suisse First Boston, acting through its Cayman Islands Branch	52,500,000
KeyBank National Association	52,500,000
Merrill Lynch Bank USA	52,500,000
Morgan Stanley Bank	52,500,000
Royal Bank of Canada	52,500,000
Société Générale, New York Branch	52,500,000
Sumitomo Mitsui Banking Corporation	52,500,000
The Bank of New York	52,500,000
The Bank of Nova Scotia N.Y. Agency	52,500,000
The Bank of Tokyo — Mitsubishi, Ltd., NY Branch	52,500,000
The Royal Bank of Scotland PLC	52,500,000
William Street Commitment Corporation	52,500,000
Banco Santander Central Hispano, S.A., New York Branch	42,500,000
Calyon New York Branch	42,500,000
ING Bank NV	42,500,000
Mizuho Corporate Bank, Ltd.	42,500,000
State Street Bank and Trust Company	42,500,000
The Northern Trust Company	42,500,000
UFJ Bank Limited	42,500,000
Manufacturers and Traders Trust Company	37,500,000
Mellon Bank, N.A.	35,000,000
Banco Popular de Puerto Rico, New York Branch	25,000,000
Fifth Third Bank	25,000,000
National City Bank	25,000,000
PNC Bank	25,000,000
SunTrust Bank	25,000,000
U.S. Bank National Association	25,000,000
Wells Fargo Bank, National Association	25,000,000
Regions Bank	15,000,000

Bank	Commitment ($)
Banca Intesa S.p.A.	12,500,000
Branch Banking & Trust Co.	12,500,000
Total	$2,125,000,000

EXHIBIT G
[Form of Accession Agreement]
[                    ], 200[_]
To Bank of America, N.A.,
as Administrative Agent under
the Credit Agreement referred to below
Ladies and Gentlemen:
          Reference is made to the Amended and Restated Credit Agreement (Five-Year Facility) dated as of July 14, 2005 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) between American General Finance Corporation, the lenders named therein and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.
          [                    ] (the “Bank”), the Borrower and the Administrative Agent each hereby agrees as follows:
     1. [[The Bank has agreed to become an Assuming Bank pursuant to Section 2.10 of the Credit Agreement and, in that connection, hereby agrees with the Administrative Agent and the Borrower that it shall become a “Bank” under the Credit Agreement on the applicable Commitment Increase Date having a Commitment of $[                    ] and perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.] [The Bank has agreed to become an Increasing Bank pursuant to Section 2.10 of the Credit Agreement and, in that connection, hereby agrees with the Administrative Agent and the Borrower that its Commitment under the Credit Agreement shall be increased on the applicable Commitment Increase Date by the amount of $[                    ] resulting in a Commitment of the Bank of $[                    ].]]1
     2. The Bank agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Accession Agreement and to make the undertakings herein provided.
     [3. The Bank (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof and such other documents and information as it has deemed appropriate to enter into this Accession Agreement and (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the

[1]	Insert applicable sentence.

Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.]2
          The effective date for this Accession Agreement and the Commitment Increase provided herein shall be [                    ], 2___, which is the applicable Commitment Increase Date as set forth in a notice by the Borrower to the Administrative Agent in accordance with Section 2.10 of the Credit Agreement.
          This Accession Agreement shall be governed by, and construed in accordance with, the law of the State of New York. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Accession Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

[2]	To be added only if Accession Agreement is executed by an Assuming Bank.

          IN WITNESS WHEREOF, the Borrower and the Bank have caused this letter to be duly executed and delivered as of the date first above written.

Very truly yours,

AMERICAN GENERAL FINANCE CORPORATION

By
Name:
Title:

By

Name:
Title:

[NAME OF BANK]

By

Name:
Title:
Accepted and consented to this
___ day of                     , 200_:
BANK OF AMERICA, N.A.,
as Administrative Agent

By
Name:
Title:

EXECUTION COPY
************************************************************
AMERICAN GENERAL FINANCE CORPORATION

CREDIT AGREEMENT
(Five-Year Facility)
dated as of July 18, 2002

$1,500,000,000

BANK OF AMERICA, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK,
CITICORP USA, INC.,
BANK ONE, NA
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agents

BANC OF AMERICA SECURITIES LLC,
J.P. MORGAN SECURITIES INC.
and
SALOMON SMITH BARNEY INC.,
as Joint Advisors, Joint Lead Arrangers and Joint Bookrunners
************************************************************

TABLE OF CONTENTS
          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

(i)

(ii)

ANNEX 1	Commitments

EXHIBIT A-1 -	Form of Syndicated Note
EXHIBIT A-2 -	Form of Money Market Note
EXHIBIT B -	Form of Opinion of General Counsel to the Borrower
EXHIBIT C -	Form of Opinion of Special New York Counsel to the Administrative Agent
EXHIBIT D -	Form of Money Market Quote Request
EXHIBIT E -	Form of Money Market Quote
EXHIBIT F -	Form of Confidentiality Agreement

(iii)

          CREDIT AGREEMENT dated as of July 18, 2002, between:
          AMERICAN GENERAL FINANCE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Indiana (the “Borrower”);
          Each of the lenders that is a signatory hereto identified under the caption “BANKS” on the signature pages hereto or that, pursuant to Section 2.04(c) hereof or Section 11.06(b) hereof, shall become a “Bank” hereunder (individually, a “Bank” and, collectively, the “Banks”); and
          BANK OF AMERICA, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
          The Borrower has requested that the Banks make loans to it in an aggregate principal amount not exceeding $1,500,000,000 at any one time outstanding. The Banks are prepared to make such loans upon the terms and conditions hereof, and accordingly, the parties hereto agree as follows:
          Section 1. Definitions and Accounting Matters.
          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
          “Additional Costs” shall have the meaning assigned to such term in Section 5.01(a) hereof.
          “Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent, with a copy of each completed Administrative Questionnaire delivered to the Borrower.
          “Advance Date” shall have the meaning assigned to such term in Section 4.06 hereof.
          “Affiliate” shall mean, as to any Person, any other Person that controls, is controlled by or is under common control with such Person. As used in this definition, “control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).
          “AGFI” shall mean American General Finance, Inc., an Indiana corporation.
          “AIG” shall mean American International Group, Inc., a Delaware corporation.

          “Applicable Facility Fee Rate”, “Applicable Utilization Fee Rate” and “Applicable Margin” shall mean, for any Rating Level specified below, the percentage set forth below opposite the reference to such fee or margin for such Rating Level:

	Rating	Rating	Rating	Rating	Rating
	Level 1	Level 2	Level 3	Level 4	Level 5
Applicable Facility Fee Rate	0.07%	0.08%	0.09%	0.10%	0.15%
Applicable Margin	0.13%	0.17%	0.26%	0.40%	0.60%
Applicable Utilization Fee Rate (≥ 50%)	0.10%	0.10%	0.10%	0.10%	0.10%
Any change in the Applicable Facility Fee Rate, the Applicable Utilization Fee Rate or the Applicable Margin by reason of a change in the Moody’s Rating or the Standard & Poor’s Rating shall become effective on the effective date of such changed Rating.
          “Applicable Lending Office” shall mean, for each Bank and for each Type of Loan, such office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
          “Bank of America” shall mean Bank of America, N.A.
          “Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
          “Base Rate” shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.
          “Base Rate Loans” shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.
          “Business Day” shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation as, Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.

          “Class” shall have the meaning assigned to such term in Section 1.03 hereof.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          “Commitment” shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite such Bank’s name on Annex 1 hereto under the caption “Commitment” (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.04 or Section 11.06(b) hereof).
          “Commitment Termination Date” shall mean July 18, 2007; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.
          “Consolidated Net Worth” shall mean the Borrower’s total shareholder’s equity minus the amount of accumulated other comprehensive income or loss as shown on the Borrower’s consolidated balance sheet.
          “Continue”, “Continuation” and “Continued” shall refer to the continuation pursuant to Section 2.09 hereof of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.
          “Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
          “Convert”, “Conversion” and “Converted” shall refer to a conversion pursuant to Section 2.09 or 5.04 hereof of one Type of Syndicated Loans into another Type of Syndicated Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.
          “date of this Agreement” and “date hereof” shall mean July 18, 2002.
          “Debt” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business), (b) all obligations of such Person as lessee which shall have been or should be recorded as capital leases in accordance with generally accepted accounting principles, (c) all obligations of others secured by a mortgage, pledge, deposit, lien, security interest, charge or other similar encumbrance in respect of any asset of such Person, whether or not such obligations are assumed by such Person and (d) all obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of the obligations of others of the kinds referred to in clauses (a) and (b) above; provided that “Debt” shall not include any guarantee, cash deposit or other recourse obligation in connection with the sale, securitization or discount by such Person of finance or accounts receivables, trade acceptances or other paper arising in the ordinary course of its business.
          “Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
          “Dollars” and “$” shall mean lawful money of the United States of America.
          “Effective Date” shall mean the date (which shall not be later than July 29, 2002) on which all of the conditions set forth in Section 6.01 hereof shall have been satisfied or waived by the Banks.
          “Eligible Assignee” shall mean (a) a Bank or (b) any Affiliate of a Bank, provided that such Affiliate (i) is not primarily engaged in the insurance or mutual fund business and (ii) holds two ratings relating to its unsecured, long-term, senior debt securities from nationally recognized rating agencies that are equivalent to or higher than such ratings of the assigning Bank.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
          “Eurodollar Loans” shall mean Syndicated Loans that bear interest at rates based on rates referred to in the definition of “Fixed Base Rate” in this Section 1.01.
          “Event of Default” shall have the meaning assigned to such term in Section 9 hereof.
          “Excluded Taxes” shall mean any present or future taxes, levies, imposts or other assessments or charges imposed on, or measured by, the overall net income of any Bank (or of any Applicable Lending Office of such Bank) by the jurisdiction in which such Bank is organized or has its principal office (or in which such Applicable Lending Office is located).
          “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the weighted average of quotations for such transactions received by the

Administrative Agent on such Business Day from three Federal funds brokers selected by the Administrative Agent.
          “Fixed Base Rate” shall mean, with respect to any Fixed Rate Loan for any Interest Period therefor:
     (a) the rate per annum (rounded to the nearest 1/16 of 1%) appearing on the Telerate Service Page 3750 (or such other page as may replace that page in that service) as the London Interbank Offered Rate for Dollar deposits at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for such Loan, having a term comparable to such Interest Period and in an amount of $1,000,000 or more; or
     (b) if such rate does not appear on the Telerate Service Page 3750 (or such other page as may replace that page in that service), (i) the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by at least two Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for such Loan for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more; or (ii) if fewer than two Reference Banks furnish timely information to the Administrative Agent for purposes of determining the Fixed Base Rate, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for such Loan, for making loans in an amount of $1,000,000 or more in Dollars to leading European banks having a term comparable to such Interest Period.
          “Fixed Rate Loans” shall mean Eurodollar Loans and, for the purposes of the definitions of “Fixed Base Rate” and “Interest Period” in this Section 1.01 and in Section 5 hereof, LIBOR Market Loans.
          “Form W-8BEN” and “Form W-8ECI” shall have the respective meanings assigned to such terms in Section 5.06(a) hereof.
          “Indemnified Tax” shall have the meaning assigned to such term in Section 5.06(c) hereof.
          “Interest Period” shall mean:
     (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the

Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;
     (b) with respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Borrower may select as provided in Section 2.03(b) hereof; and
     (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.
Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date in existence at the time such Interest Period is selected (or deemed to have been selected) pursuant to Section 4.05 hereof, such Interest Period will not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Fixed Rate Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if any Interest Period would otherwise be a shorter period, such Interest Period shall not be available hereunder.
          “LIBO Margin” shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.
          “LIBOR Auction” shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the Fixed Base Rate pursuant to Section 2.03 hereof.
          “LIBOR Market Loans” shall mean Money Market Loans interest rates on which are determined on the basis of Fixed Base Rates pursuant to a LIBOR Auction.
          “Loans” shall mean Syndicated Loans and Money Market Loans.
          “Majority Banks” shall mean Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.
          “Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or of the Notes and (c) the rights and remedies of the Banks and the Administrative Agent hereunder and under the Notes.
          “Money Market Borrowing” shall have the meaning assigned to such term in Section 2.03(b) hereof.
          “Money Market Loan Limit” shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.
          “Money Market Loans” shall mean the loans provided for by Section 2.03 hereof.
          “Money Market Notes” shall mean the promissory notes provided for by Section 2.08(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.
          “Money Market Quote” shall mean an offer in accordance with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.
          “Money Market Quote Request” shall have the meaning assigned to such term in Section 2.03(b) hereof.
          “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
          “Moody’s Rating” shall mean, as of any date, the rating most recently published by Moody’s relating to the unsecured, long-term, senior debt securities of the Borrower.
          “Multiemployer Plan” shall mean a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
          “Non-Recourse Debt” shall mean Debt of the Borrower or any Subsidiary as to which neither the Borrower nor any Subsidiary, as the case may be, (i) provides credit support (whether or not in the form of an undertaking, agreement or instrument which would constitute Debt) or (ii) is directly or indirectly liable (including with respect to representations, warranties and indemnities relating thereto), except, in each case, for the Property serving as security therefor.
          “Notes” shall mean the Syndicated Notes and the Money Market Notes.
          “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Borrower, and delivered to the Administrative Agent.

          “Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for the Borrower, and who shall be acceptable to the Administrative Agent.
          “Other Agreement” shall mean the Credit Agreement (364-Day Facility) dated as of the date hereof, between the Borrower, AGFI, the banks party thereto and Bank of America, as administrative agent for such banks, as the same shall be modified and supplemented and in effect from time to time, or any other similar credit facility that by its terms replaces such Credit Agreement.
          “Participant” shall have the meaning assigned to such term in Section 11.06(c) hereof.
          “Payor” shall have the meaning assigned to such term in Section 4.06 hereof.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).
          “Plan” shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained, sponsored or contributed to by the Borrower or any of its Subsidiaries or, with respect to such a plan that is subject to Title IV of ERISA, by any member of the Controlled Group.
          “Post-Default Rate” shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the “Post-Default Rate” for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).
          “Prime Rate” shall mean the rate of interest from time to time announced by Bank of America at the Principal Office as its prime commercial lending rate.
          “Principal Office” shall mean the principal office of Bank of America, located on the date hereof at 901 Main Street, Dallas, Texas 75202.
          “Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          “Quarterly Dates” shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.
          “Quotation Date” shall have the meaning assigned to such term in Section 2.03(b)(v) hereof.
          “Rating” shall mean the Moody’s Rating or the Standard & Poor’s Rating.
          “Rating Agency” shall mean Moody’s or Standard & Poor’s.
          “Rating Level” shall mean a Rating Level 1, a Rating Level 2, a Rating Level 3, a Rating Level 4 or a Rating Level 5; provided that:
     (i) “Rating Level 1” shall mean a period during which the Moody’s Rating is at or above Aa2 or the Standard & Poor’s Rating is at or above AA;
     (ii) “Rating Level 2” shall mean a period that is not a Rating Level 1 during which the Moody’s Rating is at or above A1 or the Standard & Poor’s Rating is at or above A+;
     (iii) “Rating Level 3” shall mean a period that is not a Rating Level 1 or a Rating Level 2 during which the Moody’s Rating is at or above A2 or the Standard & Poor’s Rating is at or above A;
     (iv) “Rating Level 4” shall mean a period that is not a Rating Level 1, a Rating Level 2 or a Rating Level 3 during which the Moody’s Rating is at or above A3 or the Standard & Poor’s Rating is at or above A-; and
     (v) “Rating Level 5” shall mean a period that is not a Rating Level 1, a Rating Level 2, a Rating Level 3 or a Rating Level 4;
and provided further that if the Ratings shall be within different Rating Levels at any time (i.e., “split ratings”), the relevant Rating Level for purposes of determining the Applicable Facility Fee Rate, the Applicable Utilization Fee Rate and the Applicable Margin for Eurodollar Loans made to the Borrower shall be the higher of the two relevant Rating Levels, unless such Rating Levels differ by more than one Rating Level, in which case the Rating Level shall be one Rating Level above the lower of the two relevant Rating Levels and (B) for this purpose Rating Level 1 is the highest Rating Level and Rating Level 5 is the lowest Rating Level.
          “Reference Banks” shall mean Bank of America, JPMorgan Chase Bank and Citibank, N.A. (or their respective Applicable Lending Offices, as the case may be).

          “Regulations A, D, U and X” shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
          “Regulatory Change” shall mean, with respect to any Bank, any change after the Effective Date in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
          “Replaced Bank” shall have the meaning assigned to such term in Section 2.04(c) hereof.
          “Replacement Bank” shall have the meaning assigned to such term in Section 2.04(c) hereof.
          “Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
          “Required Payment” shall have the meaning assigned to such term in Section 4.06 hereof.
          “Responsible Officer” shall mean the President, any Executive Vice President, any Senior Vice President, the Treasurer, the Secretary or any Assistant Treasurer of the Borrower.
          “SEC” shall mean the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.
          “Set Rate” shall have the meaning assigned to such term in Section 2.03(c)(ii)(D) hereof.
          “Set Rate Auction” shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.
          “Set Rate Loans” shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          “Single Employer Plan” shall mean a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.
          “Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, or any successor thereto.
          “Standard & Poor’s Rating” shall mean, as of any date, the rating most recently published by Standard & Poor’s relating to the unsecured, long-term, senior debt securities of the Borrower.
          “Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, “Subsidiary” shall mean a Subsidiary of the Borrower.
          “Syndicated Loans” shall mean the loans provided for by Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.
          “Syndicated Notes” shall mean the promissory notes provided for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.
          “Tax Event” shall have the meaning assigned to such term in Section 5.06(b) hereof.
          “Type” shall have the meaning assigned to such term in Section 1.03 hereof.
          “Unfunded Liabilities” shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.
          “U.S. Person” and “U.S. Taxes” shall have the respective meanings assigned to such terms in Section 5.06(a) hereof.
          “Voting Stock” shall mean stock or other interests evidencing ownership in a corporation, partnership, limited liability company or trust which ordinarily has voting power for the election of directors, or other persons performing equivalent functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
          1.02 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Banks hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time.
          1.03 Classes and Types of Loans. Loans hereunder are distinguished by “Class” and by “Type”. The “Class” of a Loan refers to whether such Loan is a Money Market Loan or a Syndicated Loan, each of which constitutes a Class. The “Type” of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.
          Section 2. Commitments, Loans, Notes and Prepayments.
          2.01 Loans.
          Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars during the period from and including the Effective Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time; provided that the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time. Subject to the foregoing and the other terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Syndicated Loans of one Type into Syndicated Loans of another Type (as provided in Section 2.09 hereof) or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type (as provided in Section 2.09 hereof); provided that there may be no more than ten different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous).
          2.02 Borrowings of Syndicated Loans. The Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to an account of the Administrative Agent most recently designated by it for such purposes by notice to the Banks, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower maintained with the Person serving as the Administrative Agent at the Principal Office designated by the Borrower.
          2.03 Money Market Loans.
          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date the Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Borrower in Dollars. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans, provided that:
     (i) there may be no more than ten different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous); and
     (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.
          (b) When the Borrower wishes to request offers to make Money Market Loans, the Borrower shall give the Administrative Agent (which shall promptly notify the Banks) notice (a “Money Market Quote Request”) so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree). The Borrower may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a “Money Market Borrowing”). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:
     (i) the proposed date of such borrowing, which shall be a Business Day;
     (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;
     (iii) the duration of the Interest Period applicable thereto;

     (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and
     (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the “Quotation Date”).
Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.
     (c) (i) Each Bank may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Borrower’s request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by Bank of America (or its Applicable Lending Office) only if Bank of America (or such Applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrower.
     (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:
     (A) the proposed date of borrowing and the Interest Period therefor;
     (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

     (C) in the case of a LIBOR Auction, the margin above or below the applicable Fixed Base Rate (the “LIBO Margin”) offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable Fixed Base Rate;
     (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the “Set Rate”); and
     (E) the identity of the quoting Bank.
Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on the Borrower not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the “Money Market Loan Limit”).
          (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after a Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).
          (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree), the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Borrower to give such notice by such time shall constitute nonacceptance)

and the Administrative Agent shall promptly notify each affected Bank. The notice from the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest Money Market Margins and Money Market Rates that were accepted for each Interest Period. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:
     (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;
     (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;
     (iii) acceptance of offers may, subject to clauses (v) and (vi) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;
     (iv) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof);
     (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank; and
     (vi) if any Bank has notified the Borrower of its entitlement to compensation under paragraphs (a) or (b) of Section 5.01 hereof with respect to LIBOR Market Loans prior to the acceptance by the Borrower of any Money Market Quote of such Bank for any LIBOR Market Loan, the Borrower shall not be obligated to accept such Money Market Quote from such Bank for such LIBOR Market Loan even if such Bank offered the lowest rate; and if any Bank has certified to the Borrower under Section 5.01(d) hereof that it is maintaining reserves against “Eurocurrency liabilities” under Regulation D prior to the acceptance by the Borrower of any Money Market Quote of such Bank for any LIBOR Market Loan, the additional amount payable under Section 5.01(d) hereof may be added to the LIBO Margin contained in such Money Market Quote in determining the order of LIBO Margins under clause (iii) above.
If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in amounts of at least $1,000,000 or larger multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the

Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.
          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to an account of the Administrative Agent most recently designated by it for such purposes by notice to the Banks, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of the Borrower maintained with the Person serving as the Administrative Agent at the Principal Office designated by the Borrower.
          (g) Except for the purpose and to the extent expressly stated in Section 2.04(b) hereof, the amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank’s Commitment.
          (h) The Borrower shall pay to the Administrative Agent a fee of $1,000 each time the Borrower gives any request to the Administrative Agent for the Banks to offer to make a Money Market Loan or Loans.
          2.04 Changes or Termination of Commitments; Replacement of Banks.
          (a) The Commitments shall automatically terminate on the Commitment Termination Date.
          (b) The Borrower shall have the right at any time or from time to time (i) so long as no Syndicated Loans or Money Market Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans); provided that (x) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 (or a larger multiple of $1,000,000).
          (c) So long as no Default shall have occurred and be continuing, the Borrower may require that any Bank (a “Replaced Bank”), upon not less than five Business Days’ prior notice to such Bank and to the Administrative Agent, transfer all of its obligations and rights under this Agreement and its Notes to (i) any bank or other financial institution identified by the Borrower that is acceptable to the Administrative Agent (which acceptance will not be unreasonably withheld) or (ii) another Bank (in either case, a “Replacement Bank”) if such Replacement Bank agrees to assume all of the obligations of such Replaced Bank hereunder, and to purchase all of such Replaced Bank’s Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Replaced Bank’s Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Replaced Bank of all other amounts payable hereunder to such Replaced Bank on or prior to the date of such transfer (including, without limitation, any facility fee and utilization fee accrued hereunder, any compensation to which such Replaced Bank is entitled under paragraphs (a) and (b) of Section 5.01 hereof, any additional amounts payable to such Replaced Bank under Section 5.01(d) hereof and any amounts that would be payable under Section 5.05 hereof as if all of such Replaced Bank’s Loans were being prepaid in full on such date). Subject to the provisions of the second sentence of Section 11.06(b) hereof, such Replacement Bank shall be a “Bank” for all purposes hereunder.
          (d) So long as no Default shall have occurred and be continuing, the Borrower shall have the right, upon not less than five Business Days’ prior notice to any Bank and to the Administrative Agent and satisfaction of the conditions set forth in the immediately following sentence, to terminate the Commitment in full of such Bank. In the event that on the proposed effective date of termination of such Bank’s Commitment, there shall be any Loans outstanding hereunder, the Borrower shall prepay on such date the aggregate principal amount of such Loans held by such Bank, and, in addition to the payment of the principal of the Loans held by such Bank pursuant to the first clause of this sentence, the Borrower shall pay such Bank all accrued interest thereon and all other amounts then payable to it hereunder and under the Notes held by such Bank (including, without limitation, any compensation to which it is entitled under paragraphs (a) and (b) of Section 5.01 hereof, any additional amounts payable to it under Section 5.01(d) hereof and all amounts payable by the Borrower to it under Section 5.05 hereof by reason of the prepayment of Loans pursuant to the first clause of this sentence with respect to the period ending on such payment date). Upon satisfaction of such conditions such Bank shall cease to be a “Bank” hereunder.
          (e) The Commitments once terminated or reduced may not be reinstated.
          (f) If any Replaced Bank or any Bank that ceases to be a Bank pursuant to paragraph (d) above is a Reference Bank, such Reference Bank shall cease to be a Reference Bank at the close of business on the date five (5) Business Days prior to the date of replacement of such Bank or termination of the Commitment of such Bank (as the case may be) and, if as a result of the foregoing, there shall only be two Reference Banks remaining, then the Administrative Agent (with the consent of the Borrower) shall, by notice to the Banks, designate another Bank as a Reference Bank, so that there shall at all times be three Reference Banks.
          2.05 Fees.
          (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for account of each Bank a facility fee on the daily average amount of such Bank’s Commitment (whether used or unused), for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate; provided that, if such Bank continues to have Loans outstanding after the termination of its Commitment, then such facility fee shall continue to accrue on the aggregate daily amount of such Bank’s Loans from and including the date its Commitment terminates to but excluding the date such Loans are paid in full. Accrued facility fees shall be payable on each Quarterly Date in arrears and on the earlier of the date the Commitments are terminated and the Commitment Termination Date, provided that any facility fees accruing after such date of termination of the Commitments shall be payable on demand.
          (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent for account of each Bank a utilization fee, for each day until the Loans made to the Borrower are paid in full that the aggregate outstanding principal amount of the Loans (excluding Money Market Loans) shall exceed 50% of the aggregate Commitments (or at any time following the termination of the Commitments for any other reason, the aggregate Commitments in effect immediately prior to such termination), at a rate per annum equal to the Applicable Utilization Fee Rate of the aggregate outstanding principal amount of such Bank’s Loans for such day. Accrued utilization fees (if any) shall be payable on each date facility fees are payable.
          2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank’s Applicable Lending Office for Loans of such Type.
          2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Borrower at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.
          2.08 Evidence of Debt.
          (a) Each Bank shall maintain, in accordance with its usual practice, records evidencing the indebtedness of the Borrower to such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Banks and each Bank’s share thereof; provided that the failure of any Bank or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (b) Any Bank may request that the Syndicated Loans made by such Bank shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-1 hereto, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.
          (c) Any Bank may request that the Money Market Loans made by such Bank shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-2 hereto, payable to such Bank and otherwise duly completed.
          (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Bank, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.
          (e) No Bank shall be entitled to have its Notes (if any) subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with (i) a permitted assignment of all or any portion of such Bank’s Commitment, Loans and Notes pursuant to Section 11.06(b) hereof or (ii) an increase in such Bank’s Commitment pursuant to Section 2.04(c) hereof.
          (f) Any Replacement Bank may request that any Syndicated Loans or Money Market Loans made by such Replacement Bank shall be evidenced by a single promissory note of the Borrower, substantially in the forms of Exhibits A-1 and A-2 hereto, respectively, dated the effective date of such Bank’s Commitment, and otherwise complying with paragraphs (b) and (c) above, respectively.
          (g) Any Replaced Bank or any Bank that ceases to be a Bank pursuant to Section 2.04(d) hereof shall promptly return its Notes (if any) to the Borrower after termination of its Commitment and payment to it of all principal of and interest owing to it under its Notes.
          2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Sections 4.04 and 5.05 hereof, the Borrower shall have the right to prepay Syndicated Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided that the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). The Borrower shall have the right to prepay any Money Market Loan held by any Bank only with the consent of such Bank. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Borrower to Convert any Loan into a Fixed Rate Loan, or to Continue any Loan as a Fixed Rate Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.
          Section 3. Payments of Principal and Interest.
          3.01 Repayment of Loans.
          (a) The Borrower hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank’s Syndicated Loans, and each such Syndicated Loan shall mature, on the Commitment Termination Date.
          (b) The Borrower hereby promises to pay to the Administrative Agent for account of each Bank that makes any Money Market Loans the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.
          3.02 Interest. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:
     (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time);
     (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Base Rate for such Loan for such Interest Period plus the Applicable Margin;
     (c) if such Loan is a LIBOR Market Loan, the Fixed Base Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and
     (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.
Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Borrower hereunder or under the Notes held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan or a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 90 days

(in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Borrower.
          Section 4. Payments; Pro Rata Treatment; Computations; Etc.
          4.01 Payments.
          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to an account of the Administrative Agent most recently designated by it for such purposes by notice to the Borrower, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
          (b) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).
          (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank’s Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.
          (d) Except as otherwise provided herein, if the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.
          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Syndicated Loans of a particular Type from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of facility fee and utilization fee under Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04(b) hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments;

(b) Eurodollar Loans having the same Interest Period shall (other than as provided in Section 5.04 hereof) be allocated pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment or prepayment of principal of Syndicated Loans by the Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and (d) each payment of interest on Syndicated Loans by the Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.
          4.03 Computations. Interest on Money Market Loans and Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and facility fee and utilization fee shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.
          4.04 Minimum Amounts. Each borrowing, Conversion and partial prepayment of principal of Syndicated Loans shall be in an aggregate amount at least equal to $10,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), and the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.
          4.05 Certain Notices. Except as otherwise provided in Section 2.03 hereof with respect to Money Market Loans, notices by the Borrower to the Administrative Agent of terminations or reductions of the Commitments, and notices by the Borrower of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods, shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

Number of
Business
Notice	Days Prior
Termination or reduction of Commitments	2

Borrowing or prepayment of, or Conversion into, Base Rate Loans	same day

Borrowing or prepayment of, Conversion into, Continuations as, or duration of Interest Period for, Eurodollar Loans	3
Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Syndicated Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Fixed Rate Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (a) if outstanding as a Fixed Rate Loan will be automatically Continued as a Fixed Rate Loan having a one-month Interest Period; provided that, if such Interest Period shall, under the last sentence of the definition of the term “Interest Period” in Section 1.01 hereof, not be available hereunder, such Loan will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (b) otherwise will be made as, or Converted into, a Base Rate Loan.
          4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Borrower (the “Payor”) prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the date of demand therefor, then, retroactively to the date of demand therefor, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:
     (i) if the Required Payment shall represent a payment to be made by the Borrower to the Banks, the Borrower and the recipient(s) shall each be obligated retroactively to the date of demand therefor to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Borrower under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and
     (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks, the Payor and the Borrower shall each be obligated retroactively to the date of demand therefor to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Borrower shall return the Required Payment to the Administrative Agent, without limiting any claim the Borrower may have against the Payor in respect of the Required Payment).
          4.07 Sharing of Payments, Etc.
          (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank’s Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Bank’s failure to give such notice shall not affect the validity thereof.
          (b) If any Bank shall obtain from the Borrower payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder by the Borrower to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.
          (c) The Borrower agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.
          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.
          Section 5. Yield Protection, Etc.
          5.01 Additional Costs.
          (a) The Borrower shall (but without duplication of any other requirement in this Section 5) pay directly to each Bank from time to time such amounts as such Bank shall in good faith determine to be material and necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:
     (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on or measured by the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

     (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the reserves referred to in Section 5.01(d) hereof) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of “Fixed Base Rate” in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or
     (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.
If any Bank requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.
          (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication of any other requirement in this Section 5), if any Bank determines that any Regulatory Change regarding capital requirements has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by such Banks to a level below that which such Bank or such Bank’s holding company could have achieved but for such Regulatory Change (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.
          (c) Each Bank shall notify the Borrower of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable; provided that if any Bank fails to give such notice after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 180 days prior to the date that such Bank does give such notice. Any Bank so notifying the Borrower shall, at the Borrower’s request, take such steps as may be available to it and acceptable to the Borrower to mitigate the effects of such event (which shall include efforts to book the Loans held by such Bank at another lending office of such Bank); provided that such Bank shall be under no obligation to take any step that, in its good faith judgment, would result in its incurring any Additional Costs, additional U.S. Taxes or other additional costs in performing its obligations hereunder (unless the Borrower has agreed to reimburse it for the same) or would, in the good faith judgment of such Bank, be materially disadvantageous to such Bank or materially inconsistent with such Bank’s internal policies. Anything herein to the contrary notwithstanding, no Bank shall have the right to demand compensation for Additional Costs or reduced rate of return under paragraph (a) or (b) of this Section 5.01, (i) to the extent that such Bank determines in good faith that the interest rate or margin on the relevant Loans appropriately accounts for any Additional Costs, (ii) unless demand thereunder is made in accordance with a policy of such Bank being applied in good faith to all borrowers similarly situated and (iii)with respect to any Money Market Loans, if such Bank shall have obtained actual knowledge of the Regulatory Change giving rise to such request by the time of submission of such Bank’s Money Market Quote pursuant to which such Money Market Loans shall have been made, unless notice of such Bank’s entitlement to such compensation shall have been furnished to the Borrower at or prior to such time. Each Bank will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section 5.01 and computations made by such Bank to determine such amount. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made in good faith on a reasonable basis, including any reasonable averaging and attribution methods.
          (d) Without limiting the effect of the foregoing (but without duplication of any other requirement in this Section 5), if any Bank certifies to the Borrower (through the Administrative Agent) that such Bank is maintaining reserves against “Eurocurrency liabilities” under Regulation D, then so long as such Bank is maintaining such reserves the Borrower shall pay to the Administrative Agent for account of such Bank, on the last day of each Interest Period for each Fixed Rate Loan made by such Bank more than three Business Days after receipt by the Borrower of such certification, an additional amount equal to the product of the following for such Fixed Rate Loan for each day during such Interest Period:
     (i) the principal amount of such Fixed Rate Loan outstanding on such day; and
     (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Fixed Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin in the case of Syndicated Loans, and less (if positive) or plus (if negative) the LIBO Margin in the case of LIBOR Market Loans) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and
     (iii) 1/360.
Any Bank that has certified to the Borrower that it is maintaining such reserves shall promptly notify the Borrower (through the Administrative Agent) if and when it ceases to maintain such reserves.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:
     (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “Fixed Base Rate” in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Fixed Rate Loans as provided herein; or
     (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of “Fixed Base Rate” in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period;
then the Administrative Agent shall give the Borrower and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make Fixed Rate Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.
          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and shall furnish to the Borrower evidence thereof, whereupon such Bank’s obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make. Before giving such notice, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.
          5.04 Treatment of Affected Loans. If the obligation of any Bank to make, Continue as or Convert into Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, then, unless and until such Bank gives notice that the circumstances specified in Section 5.01 or 5.03 hereof no longer exist, such Bank’s Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such

Loans and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:
     (a) to the extent that such Bank’s Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and
     (b) all Loans that would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.
If such Bank gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank’s Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
          5.05 Compensation.
          (a) The Borrower shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:
     (i) any payment or optional prepayment or Conversion of a Fixed Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or
     (ii) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Borrower has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.
Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (x) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (less the Applicable Margin in the case of Syndicated Loans or less the LIBO Margin (if positive) in the case of LIBOR Market Loans) over (y) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).
          (b) The Borrower shall have the right, prior to giving any notice of prepayment, to request the Administrative Agent to advise the Borrower of the estimated amount of compensation that the Borrower would have to pay in connection with a prepayment, but based on the applicable rates on the date of such request, whereupon the Administrative Agent shall make reasonable efforts to provide by the next succeeding Business Day, the Borrower with an estimate of the amount of such compensation. Any such advice will be given by the Administrative Agent in good faith but otherwise without responsibility; and any such advice will not be binding on any Bank.
          5.06 Withholding.
          (a) To the extent permitted by law and except to the extent provided in paragraph (b) below, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Bank that is not a U.S. Person free and clear of any and all present and future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein other than Excluded Taxes (collectively, the “U.S. Taxes”). If any U.S. Taxes are required to be withheld or deducted from any amount payable under this Agreement to any such Bank, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield to such Bank the amount stated to be payable under this Agreement; provided that the foregoing obligation to pay such additional amounts shall not apply:
     (i) to any payment to such Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 2.04(c) or 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form W-8BEN (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form W-8ECI (relating to all interest to be received by such Bank hereunder in respect of the Loans), or
     (ii) to any U.S. Taxes imposed solely by reason of the failure by such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of

America of such Bank if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.
For the purposes of this Section 5.06, (x) “Form W-8BEN” shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of the Treasury of the United States of America, (y) “Form W-8ECI” shall mean Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (z) “U.S. Person” shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, a trust subject to the control of one or more U.S. Persons and the primary supervision of a court within the United States, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.
          (b) At least five Business Days prior to the first date on which any principal of or interest on any Loan or any fees are payable hereunder to or for account of any Bank that is not a U.S. Person, such Bank that is not a U.S. Person shall deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of U.S. Taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, any such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any U.S. Taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it (“Tax Event”) and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of U.S. Taxes. If any Bank that is not a U.S. Person fails to comply with the provisions of this Section, the Borrower, may, as required by law, deduct and withhold Federal income tax payments from payments to such Bank under this Agreement and, unless a Tax Event shall have occurred, no payments will be due and owing by the Borrower to such Bank under this Section 5.06 in respect of such deduction and withholding.
          (c) If any Bank has received or been granted a credit against or relief or remission for, or refund or repayment of, any U.S. Taxes paid or payable by it in respect of or which takes account of any U.S. Taxes with respect to which an additional amount was paid by the Borrower (an “Indemnified Tax”) or other matter giving rise to such payment, such Bank shall, to the extent it determines in good faith that it can do so without prejudice to the retention of the amount of such credit, relief, remission, refund or repayment, pay to the Borrower such amount as such Bank shall determine in good faith to be attributable to such Indemnified Tax or other matter and which will leave such Bank (after such payment to the Borrower) in a position no better or worse that it would have been in had the Borrower not been required to deduct or withhold such Indemnified Tax or such other matter had not arisen; provided that the Borrower upon the written request of such Bank, shall return to such Bank the amount of any such refund, repayment or benefit of credit in the event that such Bank is required to repay such amount to the relevant taxing or other authority.
          Section 6. Conditions Precedent.
          6.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with sufficient copies, except in the case of the Notes, for each Bank), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:
     (a) Corporate Documents. (i) Certified copies of the charter and by-laws (or equivalent documents) of the Borrower and of all corporate authority for the Borrower (including, without limitation, board of director resolutions and evidence of the incumbency and specimen signatures of officers) with respect to the execution, delivery and performance of such of this Agreement and the Notes to which the Borrower is intended to be a party and each other document to be delivered by the Borrower from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary) and (ii) a certificate from the Secretary of State of the State in which the Borrower is incorporated dated a date reasonably close to the date hereof as to the good standing of the Borrower.
     (b) Opinion of Counsel to the Borrower. An opinion of the General Counsel of the Borrower, substantially in the form of Exhibit B hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).
     (c) Opinion of Special New York Counsel to the Administrative Agent. An opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit C hereto (and the Administrative Agent hereby instructs such counsel to deliver such opinion to the Banks).
     (d) Notes. If requested by any Bank pursuant to Section 2.08 hereof, the Note or Notes for such Bank, duly completed and executed.

     (e) Termination of Existing Credit Agreements and Payment of Accrued Fees and Other Amounts. Evidence that (i) all commitments under the Borrower’s Credit Agreement (364-Day Facility) dated as of July 30, 2001, as amended, and the Borrower’s Five-Year Credit Agreements dated as of August 7, 2000 and July 30, 2001, as amended, have terminated and (ii) all fees and other amounts payable thereunder that are accrued to the Effective Date and/or unpaid have been paid in full.
     (f) Payment of Fees. The Banks and the Administrative Agent shall have received all fees and other amounts, if any, as the Borrower shall have agreed to pay on the Effective Date in connection herewith.
          6.02 Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank’s initial Syndicated Loan) upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:
     (a)  no Event of Default (and, if such borrowing will increase the outstanding aggregate principal amount of Loans of any Bank hereunder, no Default) shall have occurred and be continuing; and
     (b)  the representations and warranties made by the Borrower in Section 7 hereof (other than, after the Effective Date, the last sentence of Section 7.02 hereof) shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
Each notice of borrowing hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).
          Section 7. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Banks that:
          7.01 Corporate Existence. The Borrower has done or caused to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, other than such right or franchise whose preservation, in the determination of the Borrower, is no longer desirable in the conduct of its business.
          7.02 Financial Condition. The Borrower has heretofore furnished to each of the Banks the following:
     (i) the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001 and the related consolidated statements of income, capital funds and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young, LLP; and
     (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2002 and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three-month period ended on said date.
All such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries, and the consolidated results of their operations and cash flows for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at the end of such fiscal quarter, to normal year-end audit adjustments), all in conformity with generally accepted accounting principles. Since December 31, 2001, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole of the Borrower and its Subsidiaries from that set forth in said financial statements as of said date.
          7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any Subsidiary that are likely (either individually or in the aggregate) to have a Material Adverse Effect.
          7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.
          7.05 Action. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes to which it is a party; the execution, delivery and performance by the Borrower of this Agreement and the Notes to which it is a party, and the borrowing by the Borrower hereunder, have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and each of the Notes when executed and delivered by the Borrower for value will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as such enforceability may be (a) limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          7.06 Approvals. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency is required on the part of the Borrower for the execution, delivery or performance by the Borrower of this Agreement or the Notes to which it is a party or for the borrowings by the Borrower under this Agreement.
          7.07 Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended required to register thereunder. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions thereof will violate the Investment Company Act of 1940, as amended.
          7.08 Public Utility Holding Company Act. The Borrower is not a “holding company”, an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          7.09 ERISA. To the best of the Borrower’s knowledge, the Borrower and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA. To the best of the Borrower’s knowledge, neither the Borrower nor any of its Subsidiaries has incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any Plan (which the PBGC has elected to insure) established or maintained by the Borrower or any such Subsidiary.
          Section 8. Covenants. The Borrower covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder:
          8.01 Financial Statements Etc. The Borrower shall deliver to the Administrative Agent (and the Administrative Agent will promptly deliver to the Banks):
     (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, (i) consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of such balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Borrower and its Subsidiaries, in conformity with generally accepted accounting principles, as of the end of, and for, such period (subject to normal year-end audit adjustments) (it being understood that delivery to the Administrative Agent of the Borrower’s Report on Form 10-Q filed with the SEC shall satisfy the requirements of this

Section 8.01(a) so long as the information required to be contained in such Report is substantially the same as that required under this clause (a)) and (ii) a certificate of a Responsible Officer of the Borrower stating that there exists no Default, or, if any such Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower has taken and proposes to take with respect thereto;
     (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, (i) consolidated statements of income, capital funds and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures as of the end of and for the preceding fiscal year, and accompanied by an opinion thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the end of, and for, such fiscal year in conformity with generally accepted accounting principles (it being understood that delivery to the Administrative Agent of the Borrower’s Report on Form 10-K filed with the SEC shall satisfy the requirements of this Section 8.01(b) so long as the information required to be contained in such Report is substantially the same as that required under this clause (b)) and (ii) a certificate of a Responsible Officer of the Borrower stating that there exists no Default, or, if any such Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower has taken and proposes to take with respect thereto;
     (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports on Forms 10-K, 10-Q and 8-K that the Borrower shall have filed with the SEC (to the extent not already delivered to the Administrative Agent pursuant to clauses (a) and (b) above) or any national securities exchange;
     (d) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all proxy statements so mailed;
     (e) promptly after the Borrower knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and
     (f) promptly after the Borrower becoming aware thereof, a notification of any litigation, arbitration or administrative proceeding pending or threatened against the Borrower or any of its Subsidiaries after the date hereof which, having regard to (i) the size of the claim and (ii) whether there is a reasonable possibility of an adverse determination, would be expected to have a Material Adverse Effect.

          8.02 Corporate Existence. Subject to Section 8.05 hereof, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided that the Borrower shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business.
          8.03 Payment of Taxes and Other Claims. The Borrower will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Borrower or any of its Subsidiaries or upon the income, profits or Property of the Borrower or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Borrower or any of its Subsidiaries; provided that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
          8.04 Liens Securing Debt.
          The Borrower will not issue, assume or guarantee any Debt secured by a mortgage, security interest, pledge or lien (referred to in this Section 8.04 as “mortgage” or “mortgages”) of or upon any Property of the Borrower whether such Property is owned at the date of this Agreement or hereafter acquired, without making effective provision whereby the Loans and other obligations of the Borrower (together with, if the Borrower shall so determine, any other Debt issued, assumed or guaranteed by the Borrower and then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of the Borrower, prior to) such Debt, so long as such Debt shall be so secured; provided that this Section 8.04 shall not prevent, and the foregoing covenants shall not apply to, any of the following:
     (i) mortgages of or upon any Property acquired, constructed or improved by, or of or upon any shares of capital stock or Debt acquired by, the Borrower after the date of this Agreement (A) to secure the payment of all or any part of the purchase price of such Property, shares of capital stock or Debt upon the acquisition thereof by the Borrower, or (B) to secure any Debt issued, assumed or guaranteed by the Borrower prior to, at the time of, or within 360 days after (i) in the case of Property, the later of the acquisition, completion of construction (including any improvements on existing Property) or commencement of commercial operation of such Property or (ii) in the case of shares of capital stock or Debt, the acquisition of such shares of capital stock or Debt, which Debt is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such Property, shares of capital stock or Debt and, in the case of Property, the cost of construction thereof or improvements thereon, provided that in the case of any such acquisition, construction or improvement of Property, the mortgage shall not apply to any Property, shares of capital stock or Debt theretofore owned by the Borrower other than, in the case of any such construction or improvement, any theretofore unimproved or substantially unimproved real Property on which the Property so constructed or the improvement is located;
     (ii) mortgages of or upon any Property, shares of capital stock or Debt, which mortgages exist at the time of acquisition of such Property, shares or Debt by the Borrower;
     (iii) mortgages of or upon any Property of a corporation, which mortgages exist at the time such corporation is merged with or into or consolidated with the Borrower or which mortgages exist at the time of a sale or transfer of the Properties of a corporation as an entirety or substantially as an entirety to the Borrower;
     (iv) mortgages to secure Debt of the Borrower to any Subsidiary;
     (v) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the Property, shares of capital stock or Debt subject to such mortgages, or the cost of constructing or improving the Property subject to such mortgages (including, without limitation, mortgages incurred in connection with pollution control, industrial revenue or similar financings);
     (vi) mortgages on Properties financed through tax-exempt municipal obligations, provided that such mortgages are limited to the Property so financed;
     (vii) mortgages existing on the date of this Agreement, but only to the extent that the aggregate Debt secured thereby does not exceed an amount equal to $50,000,000;
     (viii) any extension, renewal, refunding or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage existing at the date of this Agreement or any mortgage referred to in the foregoing clauses (i) through (vii), inclusive; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, refunding or replacement, and that such extension, renewal, refunding or replacement shall be limited to all or a part of the Property (plus improvements and construction on such Property), shares of capital stock or Debt which was subject to the mortgage so extended, renewed, refunded or replaced;

     (ix) any lien created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or the making by the Borrower of any deposits or pledges of its Property or assets with, or the giving by it of any form of security to, any court or other governmental agency or body created or approved by law or governmental regulation for any purpose and at any time required or permitted by law or governmental regulation in connection with (A) prosecuting, defending or otherwise participating in any litigation or legal proceedings, (B) transacting business, (C) exercising any privilege, franchise or license, (D) maintaining self-insurance or participating in any fund in connection with workmen’s compensation, unemployment insurance, old-age benefits or other social security or (E) guaranteeing or securing the payment of any liability resulting from insurance risks; and
     (x) mortgages to secure Debt under any warehouse line of credit or similar facility which is secured primarily by mortgage loans held for sale.
          Notwithstanding the provisions of this Section 8.04, the Borrower may, without equally and ratably securing the Loans and other obligations hereunder, issue, assume or guarantee Debt secured by a mortgage not excepted by clauses (i) through (x) above, if the aggregate amount of such Debt, together with all other Debt of, or Debt guaranteed by, the Borrower existing at such time and secured by mortgages not so excepted, does not exceed an amount equal to 10% of the Borrower’s consolidated total shareholder’s equity at such time. For purposes of this Section 8.04, an arrangement with any Person providing for the leasing by the Borrower of any Property, which Property has been or is to be sold or transferred by the Borrower to such Person with the intention that such Property be leased back to the Borrower, shall not be deemed to create any Debt secured by a mortgage if the obligations in respect to such lease would not, in accordance with generally accepted accounting principles, be included as liabilities on a consolidated balance sheet of the Borrower.
          8.05 Consolidation, Merger, Conveyance, Transfer or Lease.
          (a) The Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its Properties substantially as an entirety to any Person, and the Borrower shall not permit any Person to consolidate with or merge into the Borrower or convey, transfer or lease its Properties substantially as an entirety to the Borrower, unless:
     (i) in case the Borrower shall consolidate with or merge into another Person or convey, transfer or lease its Properties substantially as an entirety to any Person, the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the Properties of the Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an instrument, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest on all the Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed;
     (ii) immediately after giving effect to such transaction no Default shall have happened and be continuing;
     (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, Properties of the Borrower would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Agreement or the Notes, the Borrower or such successor Person shall take such steps as shall be necessary effectively to secure the obligations of the Borrower hereunder and under the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and
     (iv) the Borrower has delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 8.05 and that all conditions precedent herein provided for relating to such transaction have been complied with.
          (b) Upon any consolidation by the Borrower or merger by the Borrower into any other Person or any conveyance, transfer or lease of the Properties of the Borrower substantially as an entirety in accordance with Section 8.05(a) hereof, the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Notes.
          8.06 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder for general corporate purposes, including, without limitation, commercial paper back-up for the Borrower and its Subsidiaries and any transaction that is financed in whole or in part with the proceeds of the Loans will be in compliance with all applicable legal and regulatory requirements (including, without limitation, Regulations U and X and the Securities Act of 1933, as amended, and the Securities Act of 1934, as amended, and the regulations thereunder); provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.
          8.07 Inspection. The Borrower will permit the Administrative Agent and the Banks (coordinated through the Administrative Agent), by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower, permit the Administrative Agent and the Banks to examine and make abstracts of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Banks may designate, provided that such inspections shall be limited in frequency to once per calendar year in any calendar year in which a Default shall not have occurred. Each inspection by the Administrative Agent or a Bank pursuant to this Section 8.07 shall be at the sole expense of the Administrative Agent or such Bank (as the case may be) unless a Default shall have occurred and be continuing, in which case the expenses of the Administrative Agent and such Bank in connection with such inspection shall be at the sole expense of the Borrower.
          8.08 Books and Records. The Borrower shall maintain, and will cause its Subsidiaries to maintain, proper books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all their respective dealings and business affairs.
          8.09 ERISA. The Borrower will comply in all material respects with the applicable provisions of ERISA and furnish to the Administrative Agent, (a) as soon as possible, and in any event within 30 days after the Borrower has knowledge that any Reportable Event with respect to any Plan with vested Unfunded Liabilities in excess of $10,000,000 has occurred, a statement setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC, and (B) promptly after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the PBGC relating to the intention of the PBGC to terminate any Plan with vested Unfunded Liabilities in excess of $10,000,000 or to appoint a trustee to administer any Plan with vested Unfunded Liabilities in excess of $10,000,000.
          8.10 Consolidated Net Worth. The Borrower shall not permit Consolidated Net Worth to be less than $1,100,000,000 at any time.
          Section 9. Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:
     (a) The Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of: (i) any principal of any Loan; or (ii) any interest on any Loan or any fee or any other amount payable by it hereunder and such default shall continue unremedied for a period of 10 or more Business Days after the due date thereof; or
     (b) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Borrower, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or
     (c) The Borrower shall default in the performance of any of its other obligations under this Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Borrower by the Administrative Agent or any Bank (through the Administrative Agent); or

     (d) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
     (e) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or
     (f) An involuntary proceeding or case shall be commenced against the Borrower in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or of all or any substantial part of its Property, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code; or
     (g) AIG shall at any time fail to own directly or indirectly at least 51% of the outstanding voting stock of AGFI, or AGFI shall at any time fail to own directly or indirectly 100% of the outstanding voting stock of the Borrower; or
     (h) One or more final judgments for the payment of money aggregating in excess of $100,000,000 more than the amount, if any, of such judgments covered by insurance shall be entered against the Borrower and such judgments remain unpaid, unvacated, unbonded or unstayed for 60 consecutive days after the date on which payment of such amount shall be due; or
     (i) The Borrower or any of its Subsidiaries shall fail to pay any of its Debt (other than Debt under this Agreement and Non-Recourse Debt), or any interest or premium thereon, when due whether by acceleration or otherwise, beyond any period of grace provided with respect thereto, if the amount of such payment equals or exceeds $10,000,000 and the aggregate principal amount of all such obligations for which such default shall have occurred and be continuing exceeds $100,000,000 (in this clause (i) called “Material Debt”), or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt, or to require the same to be prepaid or defeased (other than by a regularly required payment); or
     (j) The Borrower shall terminate, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, or to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Single Employer Plan having Unfunded Liabilities in excess of $100,000,000;
THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (e) or (f) of this Section 9, (A) the Administrative Agent may and, upon request of the Majority Banks, will, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of Banks holding more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (e) or (f) of this Section 9, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
          Section 10. The Administrative Agent.
          10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 hereof and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 2.04(c) or 11.06(b) hereof, but subject to Section 11.06(d) hereof).
          10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.
          10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Sections 10.01, 10.07 and 11.04 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.
          10.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Administrative Agent), in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of their Subsidiaries or affiliates) as if it were not acting as the Administrative Agent, and Bank of America and its respective affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.
          10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Borrower under said Section 11.03) ratably in accordance with their respective Commitments (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 hereof or costs and expenses incurred in connection with a Default but excluding normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.
          10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.
          10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
          10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the

Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York and such bank has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
          10.09 Lead Arrangers and Other Agents. Anything herein to the contrary notwithstanding, the Joint Advisors, Joint Lead Arrangers and Joint Bookrunners and the Syndication Agents listed on the cover page hereof shall not have any duties or responsibilities under this Agreement, except in their capacity, if any, as a Bank hereunder.
          Section 11. Miscellaneous.
          11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          11.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient (in the case of the Borrower and the Administrative Agent) at the “Address for Notices” specified below its name on the signature pages hereof and (in the case of each Bank) at its address set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices from the Administrative Agent to the Banks regarding borrowings, payments, or prepayments and other notices pursuant to Section 2 hereof unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          11.03 Expenses, Etc. The Borrower agrees to pay or reimburse each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the Notes requested by the Borrower (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.
          The Borrower hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent or any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).
          11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Banks, or by the Borrower and

the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) except as otherwise provided in Section 2.04 hereof, no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the terms of Section 4.07, Section 9(g) or this Section 11.04, (vi) modify the definition of the term “Majority Banks” or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (vii) waive any of the conditions precedent set forth in Section 6.01 hereof; and (b) any modification or supplement of Section 2.03 or 10 hereof shall require the consent of the Administrative Agent.
          11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          11.06 Assignments and Participations.
          (a) The Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.
          (b) Each Bank may assign any of its Loans, its Notes, and its Commitment (but only with the consent of the Administrative Agent, which consent will not be unreasonably withheld, and the Borrower); provided that (i) with respect to any assignments to an Eligible Assignee, such consent of the Borrower will not be unreasonably withheld; (ii) no such consent of the Borrower shall be required if an Event of Default under clause (a), (e) or (f) of Section 9 hereof has occurred and is continuing; (iii) unless the Borrower shall otherwise consent, any such partial assignment shall be in an amount at least equal to $5,000,000; and (iv) each such assignment by a Bank of its Loans, Notes or Commitment shall be made in such manner so that the same portion of its Loans, Notes and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Borrower and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a “Bank” hereunder (if not already a Bank) having the Commitment and Loans specified in such instrument, and upon consent thereto by the Borrower and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment (other than assignment pursuant to Section 2.04(c) hereof), the assigning Bank shall pay the Administrative Agent an assignment fee of $3,500.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a “Participant”) shall not, except as otherwise provided in Section 4.07(c) hereof, have any other rights or benefits under this Agreement or any Note (the Participant’s rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) alter the terms of Section 9(g) hereof.
          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to or consent of the Borrower, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.
          (e) A Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.
          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its affiliates or Subsidiaries without the prior consent of each Bank.
          11.07 Survival. The obligations of the Borrower under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Banks under Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments or the Commitment of any Bank under Section 2.04(d) hereof, and in the case any Bank that may assign any interest in its Commitment or Loans hereunder or that may be replaced under Section 2.04(c) hereof, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a “Bank” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.
          11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
          11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          11.11 Waiver of Jury Trial. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          11.12 Treatment of Certain Information; Confidentiality.
          (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Borrower hereby authorizes each Bank to share any information delivered to such Bank by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, with any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

          (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, or after such information shall have become public (other than through a violation of this Section 11.12), (ii) to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent, any other Bank or any of the Joint Lead Arrangers listed on the cover page hereof, (v) in connection with any litigation relating to the Borrower or this Agreement to which any one or more of the Banks or the Administrative Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto; provided, further, that (x) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank or the Administrative Agent by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall any Bank or the Administrative Agent be obligated to return any materials furnished by the Borrower. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06 hereof.
          11.13 Waiver of Notice Under Existing Credit Agreements. By its execution hereof, each undersigned Bank that also is a party to any of the credit agreements referred to in Section 6.01(e) hereof hereby waives the provisions of those credit agreements that would require advance notice for the termination of commitments thereunder; provided that the foregoing waiver shall apply only to the termination of all commitments under such credit agreements and repayment of all loans outstanding thereunder in connection with the effectiveness of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AMERICAN GENERAL FINANCE
CORPORATION

By

Title:

By

Title:

Address for Notices:

601 N.W. 2nd Street
Evansville, Indiana 47708

Attention: Bryan A. Binyon, Vice President and Treasurer

Telecopier No.: (812) 468-5352

Telephone No.: (812) 468-5795

with a copy to:

American International Group, Inc.
70 Pine Street
New York, New York 10270

Attention: General Counsel,
Corporate Law Department

Telecopier No.: (212) 785-1584

and

Attention: Carol McFate
Vice President and Treasurer

Telecopier No.: (212) 742-1720

BANKS

BANK OF AMERICA, N.A.,
Individually and as Administrative Agent

By

Title:

Address for Notices (for Administrative
Agent):

Bank of America, N.A.
901 Main Street
66th Floor
Dallas, TX 75202

Attention: Joan D’Amico

Telecopier No.: (214) 209-3742

Telephone No.: (214) 209-3307

JPMORGAN CHASE BANK
By
Title:

CITICORP USA, INC.
By
Title:

ABN AMRO BANK N.V.
By
Title:

BANK ONE, NA
By
Title:

BNP PARIBAS
By
Title:

UBS AG, STAMFORD BRANCH
By
Title:

By
Title:

WACHOVIA BANK, N.A.
By
Title:

BARCLAYS BANK PLC
By
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH
By
Title:

By
Title:

FLEET NATIONAL BANK
By
Title:

HSBC BANK USA
By
Title:

MORGAN STANLEY BANK
By
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD., NY BRANCH
By
Title:

THE NORTHERN TRUST COMPANY
By
Title:

ROYAL BANK OF CANADA
By
Title:

STATE STREET BANK AND TRUST COMPANY
By
Title:

THE BANK OF NEW YORK

By
Title:

UFJ BANK LIMITED

By
Title:

SOCIETE GENERALE, NEW YORK BRANCH

By
Title:

ALLFIRST BANK

By
Title:

BANCO POPULAR DE PUERTO RICO, NEW YORK BRANCH

By
Title:

FIFTH THIRD BANK

By
Title:

LEHMAN COMMERCIAL PAPER INC.

By
Title:

MELLON BANK, N.A.

By
Title:

MERRILL LYNCH BANK USA

By
Title:

SUMITOMO MITSUI BANKING CORPORATION

By
Title:

By
Title:

U.S. BANK NATIONAL ASSOCIATION

By
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By

Title:

By

Title:

SUNTRUST BANK

By

Title:

MIZUHO CORPORATE BANK, LTD.

By

Title:

NATIONAL CITY BANK

By

Title:

PNC BANK

By

Title:

THE HUNTINGTON NATIONAL BANK

By

Title:

ANNEX 1
Commitments

Bank	Commitment
Bank of America, N.A.	$80,000,000
JPMorgan Chase Bank	$80,000,000
Citicorp USA, Inc.	$80,000,000
ABN Amro Bank N.V.	$70,000,000
Bank One, NA	$70,000,000
BNP Paribas	$70,000,000
UBS AG, Stamford Branch	$70,000,000
Wachovia Bank, N.A.	$70,000,000
Barclays Bank PLC	$60,000,000
Deutsche Bank AG, New York Branch	$60,000,000
Fleet National Bank	$60,000,000
HSBC Bank USA	$60,000,000
Morgan Stanley Bank	$60,000,000
The Bank of Tokyo-Mitsubishi, Ltd., NY Branch	$60,000,000
The Northern Trust Company	$50,000,000
Royal Bank of Canada	$45,000,000
State Street Bank and Trust Company	$45,000,000
The Bank of New York	$45,000,000
UFJ Bank Limited	$37,500,000
Société Générale, New York Branch	$30,000,000
Allfirst Bank	$25,000,000
Banco Popular de Puerto Rico, New York Branch	$25,000,000
Fifth Third Bank	$25,000,000
Lehman Commercial Paper Inc.	$25,000,000
Mellon Bank, N.A.	$25,000,000
Merrill Lynch Bank USA	$25,000,000
Sumitomo Mitsui Banking Corporation	$25,000,000
U.S. Bank National Association	$25,000,000
Wells Fargo Bank, National Association	$25,000,000
SunTrust Bank	$20,000,000
Mizuho Corporate Bank, Ltd.	$17,500,000
National City Bank	$12,500,000
PNC Bank	$12,500,000
The Huntington National Bank	$10,000,000
Total:	$1,5000,000,000

EXHIBIT A-1
[Form of Syndicated Note]
PROMISSORY NOTE
(Five-Year Facility)

$	New York, New York
          FOR VALUE RECEIVED, AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the “Borrower”), hereby promises to pay to                      (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the Principal Office of Bank of America, N.A., the principal sum of                      Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.
          This Note is one of the Syndicated Notes referred to in the Credit Agreement dated as of July 18, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, the lenders named therein and Bank of America, N.A., as Administrative Agent, and evidences Syndicated Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
          Except as permitted by Section 2.04 or 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

AMERICAN GENERAL FINANCE CORPORATION

By

Title:

SCHEDULE OF SYNDICATED LOANS
          This Note evidences Syndicated Loans made, Continued or Converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

Amount Paid,
	Principal			Duration	Prepaid
Date	Amount			of	Continued	Unpaid
of	of	Type of	Interest	Interest	or	Principal	Notation
Loan	Loan	Loan	Rate	Period	Converted	Amount	Made by

EXHIBIT A-2
[Form of Money Market Note]
PROMISSORY NOTE
(Five-Year Facility)

New York, New York
          FOR VALUE RECEIVED, AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the “Borrower”), hereby promises to pay to                                          (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the Principal Office of Bank of America, N.A., the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.
          This Note is one of the Money Market Notes referred to in the Credit Agreement dated as of July 18, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, the lenders named therein (including the Bank) and Bank of America, N.A., as Administrative Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.
          Except as permitted by Section 2.04 or 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.
          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

AMERICAN GENERAL FINANCE CORPORATION

By

Title:

SCHEDULE OF MONEY MARKET LOANS
          This Note evidences Money Market Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Principal
Date	Amount			Maturity	Amount	Unpaid
of	of	Type of	Interest	Date of	Paid or	Principal	Notation
Loan	Loan	Loan	Rate	Loan	Prepaid	Amount	Made by

EXHIBIT B
[Form of Opinion of General Counsel to the Borrower]
[                    ], 2002
To the Banks party to
the Credit Agreement
referred to below, and
Bank of America, N.A.,
as Administrative Agent
Ladies and Gentlemen:
          I am General Counsel of American General Finance Corporation (the “Borrower”) and, as such, I am generally familiar with the corporate affairs of the Borrower. This opinion is being furnished to you in connection with the execution and delivery by the Borrower, and pursuant to Section 6.01(b), of the Credit Agreement (Five-Year Facility) dated as of July 18, 2002 (the “Credit Agreement”), between the Borrower, the lenders named therein (the “Banks”) and Bank of America, N.A, as Administrative Agent, providing for loans to be made by the Banks in an aggregate principal amount not exceeding $1,500,000,000. Capitalized terms defined in the Credit Agreement are used herein as defined therein.
          In rendering the opinions expressed below, I have examined (a) the Credit Agreement, and (b) the Notes, if any, issued by the Borrower on the date hereof pursuant to Section 2.08 of the Credit Agreement (collectively the “Credit Documents”). I have also examined the charter and by-laws of the Borrower as in effect on the date hereof (in each case, the Borrower’s “Charter” and “By-Laws”). In addition, I have examined and relied as to matters of fact upon such records, documents, certificates or other instruments, or statements or representations of the Borrower or public officials, as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In such examinations, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as conformed or photostatic copies of such originals.
          In rendering the opinion expressed below, I have assumed, with your permission and without any independent investigation or verification of any kind, that (except to the extent set forth in the opinions expressed below as to the Borrower):

(i) each party to the Credit Agreement is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(ii) each such party has all requisite corporate or other power to execute, deliver and perform its obligations under the Credit Agreement;
(iii) the execution, delivery and performance by each such party of the Credit Agreement and the loans to be made thereunder have been duly authorized by all necessary corporate or other action on the part of each such party;
(iv) the Credit Agreement has been duly executed and delivered by each such party; and
(v) the Credit Agreement constitutes the legal, valid and binding obligation of each such party, enforceable against such party in accordance with its terms.
          Also, I express no opinion as to the effect on the opinions expressed below of (x) the compliance or non-compliance of any party to the Credit Agreement other than the Borrower with any state, federal or other laws or regulations applicable to such party or (y) the legal or regulatory status or the nature of the business of the Banks or the Administrative Agent.
          I am a member of the Bar of the State of Indiana, and I express no opinion herein concerning any laws other than the law of the State of Indiana and the federal laws of the United States of America.
          Based upon and subject to the foregoing and subject also to the qualifications and exceptions set forth below, and having considered such questions of law as I have deemed necessary or appropriate for the purpose of the following opinions, I am of the opinion that:
          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.
          2. The Borrower has all requisite corporate power to execute, deliver and perform its obligations under the Credit Documents to which it is a party, and to borrow under the Credit Agreement.
          3. The execution, delivery and performance by the Borrower of each Credit Document to which the Borrower is a party, and the borrowings by the Borrower under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Borrower.
          4. Each Credit Document has been duly executed and delivered by the Borrower.

          5. In a properly presented action, an Indiana state court having jurisdiction and applying existing Indiana law or a United States federal court having jurisdiction and applying existing Indiana law should give effect to the choice of New York law as the governing law in the Credit Documents, unless it is determined, with respect to a particular issue, that both (a) the issue is one which the parties could not have resolved by an explicit provision in the Credit Documents directed to that issue (such as matters of capacity or illegality), and (b) either (i) the State of New York has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the application of New York law or (ii) the application of New York law to the issue would be contrary to a fundamental policy of another state which both (x) has a materially greater interest than New York in the determination of the issue and (y) on the basis of all of the acts of the parties relating to the transaction, is the state with which the facts are in most intimate contact. However, if the Credit Documents were to be stated to be governed by and construed in accordance with the law of the State of Indiana, or if a court in the State of Indiana were to apply the law of the State of Indiana to the Credit Documents, each of the Credit Documents would nevertheless constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (b) concepts of materiality, reasonableness, good faith and fair dealing.
          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Borrower for the execution, delivery or performance by the Borrower of any of the Credit Documents or for the borrowings by the Borrower under the Credit Agreement.
          7. The execution, delivery and performance by the Borrower of, and the consummation by the Borrower of the transactions contemplated by, the Credit Documents to which the Borrower is a party, do not and will not (a) violate any provision of the Borrower’s Charter or By-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower or (d) result in a breach of, constitute a default under, require any consent under or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of any agreement or instrument known to me to which the Borrower is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any of its Property pursuant to, the terms of any such agreement or instrument.
          8. Without making any independent investigation, but based on my familiarity with the affairs of the Borrower, to the best of my knowledge there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Borrower or any of its Subsidiaries, that are likely to have a Material Adverse Effect.

          9. The Borrower is not required to register as an “investment company” under the Investment Company Act of 1940, as amended. None of the execution and delivery of each Credit Document, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof by the Borrower will violate the Investment Company Act of 1940, as amended.
          10. The Borrower is not a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          The forgoing opinions are subject to the following qualifications and exceptions:
(A)	the enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances;

(B)	the enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances;

(C)	I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of Indiana) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York; and

(D)	I express no opinion in paragraph 7(b) above as to federal or state securities or antitrust laws, rules or regulations.

          This opinion is being furnished to you and to Persons who become Banks under the Credit Agreement solely in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other Person or for any other purpose without, in each instance, my prior written consent.

Very truly yours,

EXHIBIT C
[Form of Opinion of Special New York Counsel to the Administrative Agent]
[                    ], 2002
To the Banks party to the
Credit Agreement referred to
Below, and Bank of America, N.A.,
as Administrative Agent
Ladies and Gentlemen:
          We have acted as special New York counsel to Bank of America, N.A in connection with (i) the Credit Agreement (Five-Year Facility) dated as of July 18, 2002 (the “Credit Agreement”), between American General Finance Corporation (the “Borrower”), the lenders named therein and Bank of America, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $1,500,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(c) of the Credit Agreement.
          In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:
          (a) the Credit Agreement; and
          (b) the Notes, if any, issued by the Borrower on the date here of (together with the Credit Agreement, the “Credit Documents”).
          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in the Credit Agreement.
          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:
(i)	such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)	all signatories to such documents have been duly authorized; and

(iii)	all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.
          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
          The foregoing opinions are subject to the following comments and qualifications:
(A)	The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

(B)	The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C)	We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.
          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

     This opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Bank of America and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,
WJM/RJW

EXHIBIT D
[Form of Money Market Quote Request]
                    [Date]

To:	Bank of America, N.A., as Administrative Agent

From:	American General Finance Corporation

Re:	Money Market Quote Request
     Pursuant to Section 2.03 of the Credit Agreement (Five-Year Facility) dated as of July 18, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, the lenders named therein, and Bank of America, N.A., as Administrative Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Borrowing	Quotation			Interest
Date	Date[*1]	Amount[*2]	Type[*3]	Period[*4]

     Terms used herein have the meanings assigned to them in the Credit Agreement.

AMERICAN GENERAL FINANCE CORPORATION

By
Title:

*	All numbered footnotes appear on the last page of this Exhibit.

[1]	For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2]	Each amount must be $5,000,000 or a larger multiple of $1,000,000.

[3]	Insert either “LIBO Margin” (in the case of LIBOR Market Loans) or “Set Rate” (in the case of Set Rate Loans).

[4]	One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day.

EXHIBIT E
[Form of Money Market Quote]

To:	Bank of America, N.A., as Administrative Agent
Attention:
Re: Money Market Quote to American General Finance Corporation (the “Borrower”)
     This Money Market Quote is given in accordance with Section 2.03(c) of the Credit Agreement (Five Year Facility) dated as of July 18, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation, the lenders named therein, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.
     In response to the Borrower’s invitation dated                     , 200_, we hereby make the following Money Market Quote(s) on the following terms:
1.	Quoting Bank:

2.	Person to contact at Quoting Bank:

3.	We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Borrowing	Quotation			Interest
Date	Date[*1]	Amount[*2]	Type[*3]	Period[*4]	Rate[*5]

provided that the Borrower may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of $                     in the aggregate (the “Money Market Loan Limit”).

*	All numbered footnotes appear on the last page of this Exhibit.

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

Very truly yours,

[NAME OF BANK]

By

Authorized Officer
Dated:                     ,

[1]	As specified in the related Money Market Quote Request.

[2]	The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger multiple of $1,000,000).

[3]	Indicate “LIBO Margin” (in the case of LIBOR Market Loans) or “Set Rate” (in the case of Set Rate Loans).

[4]	One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5]	For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether “PLUS” or “MINUS”. For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

EXHIBIT F
[Form of Confidentiality Agreement]
CONFIDENTIALITY AGREEMENT
                                                            [Date]
[Insert Name and
 Address of Prospective
 Participant or Assignee]

Re:	Credit Agreement (Five-Year Facility) dated as of July 18, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between American General Finance Corporation (the “Borrower”), the lenders named therein, and Bank of America, N.A., as Administrative Agent.
Ladies and Gentlemen:
          As a Bank party to the Credit Agreement, we have agreed with the Borrower pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information delivered to us pursuant to the Credit Agreement.
          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.
          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and each Obligor) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, or after such information shall have become public (other than through a violation of Section 11.12 of the Credit Agreement), (ii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent, any other Bank or any of the Joint Lead Arrangers listed on the cover page of the Credit Agreement, (v) in connection with any litigation relating to the Borrower or the Credit Agreement to which you or any one or more of the Banks or the Administrative Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that (x) unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.
          If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 11.06 thereof.
          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

Very truly yours,

[INSERT NAME OF BANK]

By

The foregoing is agreed to
as of the date of this letter.
[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]

By